Registration No. 333-283342

As filed with the Securities and Exchange Commission on March 24, 2025

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

Amendment No. 3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ORBIT INNOVATIONS GROUP INC.
(Exact name of registrant as specified in its charter)

Wyoming

(State or other jurisdiction of incorporation)

7389

(Primary Standard Industrial Classification Code Number)

61-2142915

(IRS Employer Identification No.)

Vrabci 9

Prague, Czech Republic 18200

Tel: (307) 381-0288

(Address and telephone number of registrant's principal executive offices)

REGISTERED AGENTS, INC.

 30 N GOULD ST STE R

SHERIDAN, WY 82801

TEL. (307) 200-2803

(Name, address and telephone number of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this form is a post-effective registration statement filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this form is a post-effective registration statement filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☒	Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act: ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

PROSPECTUS

The information in this prospectus may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted. There is no minimum purchase requirement for the offering to proceed.

ORBIT INNOVATIONS GROUP INC.

5,000,000 SHARES OF COMMON STOCK

$0.04 per share

This is the initial offering of common stock of ORBIT INNOVATIONS GROUP INC. and no public market currently exists for the securities being offered. We are registering for sale a total of 5,000,000 shares of common stock at a fixed price of $0.04 per share to the general public in best efforts offering. We estimate our total offering registration costs to be approximately $9,000. There is no minimum number of shares that must be sold by us for the offering to proceed, and we will retain the proceeds from the sale of any of the offered shares. The offering is being conducted on a self-underwritten, best-efforts basis, which means our President, Svetlana Belychova, will attempt to sell the shares. We are making this offering without the involvement of underwriters or broker-dealers.

Svetlana Belychova, our chief executive officer, currently owns 100% of our outstanding shares. Assuming the sale of all shares being registered, she will hold approximately 33.7% of our outstanding shares. While her ownership percentage will decrease, she will remain our largest shareholder and continue to hold a controlling interest, as no other individual or group will own a greater percentage. This Prospectus will permit Ms. Belychova to sell the shares directly to the public, with no commission or other remuneration payable to her for any shares she may sell. Ms. Belychova will sell all the shares registered herein. In offering the securities on our behalf, he will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934. The shares will be offered at a fixed price of $0.04 per share for a period of two hundred and seventy (270) days from the effective date of this prospectus. The offering shall terminate on the earlier of (i) when the offering period ends (270 days from the effective date of this prospectus), (ii) the date when the sale of all 5,000,000 shares is completed, (iii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior the completion of the sale of all 5,000,000 shares registered under the Registration Statement of which this Prospectus is part.

This is a direct participation offering since we are offering the stock directly to the public without the participation of an underwriter. Our offices and sole director will be solely responsible for selling shares under this offering and no commission will be paid on any sales.

Orbit Innovations Group Inc. is a development stage company and has recently started its operations. To date, we have established our company, developed our business plan, raised an aggregate of $2,544 through a private placement of our common stock to our sole officer and director, Svetlana Belychova, and executed our first agreement, which resulted in our first revenue of $10,000. We do not have sufficient capital to fully develop or expand our operations. Any investment in the shares offered herein involves a high degree of risk. You should only purchase shares if you can afford the loss of your investment. Our independent registered public accountant has issued an audit opinion which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

See "risk factors" for a discussion of certain information that should be considered in connection with an investment in the common stock offered hereby.

There has been no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement, we intend to seek a market maker to file an application with the Financial Industry Regulatory Authority (“FINRA”) to have our common stock quoted on the OTC Market Group's Pink Open Market (commonly referred to as "Pink Sheets"). Additionally, we may seek to uplist to the OTCQB Venture Market if we meet the applicable financial and corporate governance requirements in the future. However, there is no assurance that we will be successful in obtaining or maintaining a listing on either platform. We currently have no market maker who is willing to list quotations for our stock. There is no assurance that an active trading market for our shares will develop or will be sustained if developed. There can be no assurance that our common stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop.

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Orbit Innovations Group Inc. is not a Blank Check company. We have no any plans, arrangements, commitments or understandings to engage in a merger with or acquisition of another company. Furthermore, neither the company, its executives, any company promoters, nor their affiliates intend to use the company, once it becomes a reporting company, as a vehicle for a private company to become a reporting company.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (“JOBS Act”).

The purchase of the securities offered through this prospectus involves a high degree of risk. You should carefully read and consider the section of this prospectus entitled “risk factors” on pages 7 through 13 before buying any shares of Orbit Innovations Group Inc.’s common stock.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED __________, 2025

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We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in this prospectus. You should not rely on any unauthorized information. This prospectus is not an offer to sell or buy any shares in any state or other jurisdiction in which it is unlawful. The information in this prospectus is current as of the date on the cover. You should rely only on the information contained in this prospectus.

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PROSPECTUS SUMMARY

As used in this prospectus, unless the context otherwise requires, “we,” “us,” “our,” and “Orbit Innovations Group Inc.” Refers to Orbit Innovations Group Inc. The following summary does not contain all of the information that may be important to you. You should read the entire prospectus before making an investment decision to purchase our common stock.

ORBIT INNOVATIONS GROUP INC.

Orbit Innovations Group Inc. was incorporated in Wyoming on December 07, 2023. We are a startup company in the interior design, architectural solutions, landscape design, and brand development industries. We intend to use the net proceeds from this offering to develop our business operations (See “Description of Business” and “Use of Proceeds”). To implement our plan of operations we require a minimum of $50,000 for the next twelve months as described in our Plan of Operations. There is no assurance that we will generate any substantial revenue in the first 12 months after completion our offering or ever generate substantial revenue. Being a development stage company, we have had limited revenues and have just recently started our operations. If we do not generate sufficient revenue, we may need a minimum of $15,000 of additional funding to pay for ongoing SEC filing requirements. We do not currently have any arrangements for additional financing. Our principal executive offices are located at Vrabci 9, Prague, Czech Republic 18200. Our phone number is (307) 381-0288.

From inception (December 07, 2023) until the date of this filing, we have had limited operating activities. Our financial statements from inception (December 07, 2023) through December 31, 2024, reports no revenues and a net loss of 7,811. Our independent registered public accounting firm has issued an audit opinion for Orbit Innovations Group Inc. which includes a statement expressing substantial doubt as to our ability to continue as a going concern. To date, we have established our company, developed our business plan, raised an aggregate of $2,544 through a private placement of our common stock to our sole officer and director, Svetlana Belychova and acquired our website at www.orbit-innovations.com. Proceeds from the private placement were used for working capital. Additionally, we have executed and completed our first architectural and design services agreement for the design project of geodesic domes and a reception building, resulting in our first revenue of $10,000.

Svetlana Belychova, our chief executive officer currently owns 100% of our outstanding shares. Assuming the sale of all shares being registered, she will hold approximately 33.7% of our outstanding shares. While her ownership percentage will decrease, she will remain our largest shareholder and continue to hold a controlling interest, as no other individual or group will own a greater percentage.

As of the date of this prospectus, there is no public trading market for our common stock and no assurance that a trading market for our securities will ever develop.

Proceeds from this offering are required for us to proceed with our business plan over the next twelve months. We require minimum funding of approximately $50,000 to conduct our proposed operations and pay all expenses for a minimum period of one year including expenses associated with this offering and maintaining a reporting status with the SEC. If we are unable to obtain minimum funding of approximately $50,000, our business may fail. We do not anticipate earning substantial revenues until we enter into commercial operation. Since we are presently in the development stage of our business, we can provide no assurance that we will successfully sell any products or services related to our planned activities.

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THE OFFERING

The Issuer:	ORBIT INNOVATIONS GROUP INC.
Securities Being Offered:	5,000,000 shares of common stock.
Price Per Share:	$0.04
Duration of the Offering:

The shares will be offered for a period of two hundred and seventy (270) days from the effective date of this prospectus. The offering shall terminate on the earlier of (i) when the offering period ends (270 days from the effective date of this prospectus), (ii) the date when the sale of all 5,000,000 shares is completed, (iii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior the completion of the sale of all 5,000,000 shares registered under the Registration Statement of which this Prospectus is part.

Gross Proceeds	$200,000
Securities Issued and Outstanding:

There are 2,544,000 shares of common stock issued and outstanding as of the date of this prospectus, held by our sole officer and director, Svetlana Belychova.

If we are successful at selling all the shares in this offering, we will have 7,544,000 shares issued and outstanding.

Subscriptions	All subscriptions once accepted by us are irrevocable.
Registration Costs	We estimate our total offering registration costs to be approximately $9,000.
Risk Factors	See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

There is no assurance that we will raise the full $200,000 as anticipated and there is no guarantee that we will receive any proceeds from the offering.

SUMMARY FINANCIAL INFORMATION

The tables and information below are derived from our audited financial statements for the period from December 07, 2023 (Inception) to September 30, 2024:

Financial Summary	September 30, 2024 ($) (Audited)
Cash and Deposits	2,000
Total Assets	2,000
Total Liabilities	-
Total Stockholder’s Equity	2,000

Statement of Operations	Accumulated from December 07, 2023 (Inception) to September 30, 2024 ($) (Audited)
Total Expenses	544
Net Loss for the Period	(544)

The tables and information below are derived from our unaudited financial statements for the three-months ended December 31, 2024:

Financial Summary	December 31, 2024 ($) (Unaudited)
Cash and Deposits	(104)
Total Assets	2,896
Total Liabilities	8,707
Total Stockholder’s Equity	(5,811)

Statement of Operations	For the three-months ended December 31, 2024 ($) (Unaudited)
Total Expenses	7,749
Net Income (Loss) for the Period	(7,811)

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RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock, when and if we trade at a later date, could decline due to any of these risks, and you may lose all or part of your investment.

Risks related to our business

Because our auditors have raised a going concern, there is a substantial uncertainty that we will continue operations in which case you could lose your investment.

Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an ongoing business for the next twelve months. The financial statements do not include any adjustments that might result from the uncertainty about our ability to continue in business. As such we may have to cease operations and you could lose your investment.

We have limited business, sales and marketing experience in our industry.

We have recently started our operations. While we have plans for marketing, there can be no assurance that such efforts will be successful. There can be no assurance that our proposed plan to provide interior design, architectural solutions, landscape design, and brand development services will gain wide acceptance in its target market or that we will be able to effectively market our service. Additionally, we are a newly-formed, start-up company with limited revenues. To date, we have established our company, developed our business plan, raised an aggregate of $2,544 through a private placement of our common stock to our sole officer and director, and acquired our company website at www.orbit-innovations.com. We have already commenced our operations and executed our first agreement, which resulted in our first revenue of $10,000. We are entirely dependent on the services of our sole officer and director, Svetlana Belychova, to build our customer base. Our company has no prior experience which it can rely upon in order to garner its first prospective customers to use our services. Prospective customers will be less likely to purchase our service than a competitor’s because we are a start-up company, have only recently started our operations, and have limited operating history.

We are a development stage company with limited revenues and have recently commenced operations in our business. We expect to incur significant operating losses for the foreseeable future.

We were incorporated on December 07, 2023 and currently have limited revenues. We have recently commenced business operations. Accordingly, we have no way to evaluate the likelihood that our business will be successful. Potential investors should be aware of the difficulties normally encountered by new companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the operations that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to the ability to generate sufficient cash flow to operate our business, and additional costs and expenses that may exceed current estimates. We anticipate that we will incur increased operating expenses without realizing sufficient revenues. We expect to incur significant losses into the foreseeable future. We recognize that if the effectiveness of our business plan is not forthcoming, we will not be able to continue business operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will generate substantial operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

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We have only one customer, and we cannot guarantee future customers. Even if we obtain customers, there is no assurance that we will be able to generate a profit. If that occurs, we will have to cease operations.

We have only one customer and we cannot guarantee that we will be able to attract future customers. Even if we obtain customers for our service, there is no guarantee that we will make a profit. If we are unable to attract enough customers to operate profitably, we will have to suspend or cease operations.

We are solely dependent upon the funds to be raised in this offering to start our business, the proceeds of which may be insufficient to achieve substantial revenues and profitable operations. We may need to obtain additional financing which may not be available.

Our current operating funds are less than necessary to complete our intended operations. We need the proceeds from this offering to start our operations as described in the “Plan of Operation” section of this prospectus. As of December 31, 2024, we had no cash on hand. As of this date, we have no income and just recently started our operation. The proceeds of this offering may not be sufficient for us to achieve substantial revenues and profitable operations. We need additional funds to achieve a sustainable sales level where ongoing operations can be funded out of revenues. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us.

We may continue to lose money, and if we do not achieve profitability, we may not be able to continue our business.

We are company with limited revenues, have incurred expenses and have losses. In addition, we expect to continue to incur significant operating expenses. As a result, we will need to generate significant revenues to achieve profitability, which may not occur. We expect our operating expenses to increase as a result of our planned expansion. Even if we do achieve profitability, we may be unable to sustain or increase profitability on a quarterly or annual basis in the future. We expect to have quarter-to-quarter fluctuations in revenues, expenses, losses and cash flow, some of which could be significant. Results of operations will depend upon numerous factors, some beyond our control, including regulatory actions, market acceptance of our products and services, new products and service introductions, and competition.

We require minimum funding of approximately $50,000 to conduct our proposed operations for a period of one year. If we are not able to raise this amount, or if we experience a shortage of funds prior to funding we may utilize funds from Svetlana Belychova, our sole officer and director, who has informally agreed to advance funds to allow us to pay for professional fees, including fees payable in connection with the filing of this registration statement and operation expenses. However, Ms. Belychova has no formal commitment, arrangement or legal obligation to advance or loan funds to the company. After one year we may need additional financing. If we do not generate sufficient revenue, we may need a minimum of $15,000 of additional funding to pay for ongoing SEC filing requirements. We do not currently have any arrangements for additional financing.

If we are successful in raising the funds from this offering, we plan to commence activities to continue our operations. We cannot provide investors with any assurance that we will be able to raise sufficient funds to continue our business plan according to our plan of operations.

We are in a competitive market which could impact our ability to gain market share which could harm our financial performance.

The business niche of interior design, architectural solutions, landscape design, and brand development is highly competitive. Barriers to entry are relatively low, and we face competitive pressures from companies eager to enter and expand within this space. There are numerous successful firms offering similar services, which may hinder our ability to capture sufficient market share to achieve success. These competitors have established client bases, many of whom are part of our targeted audience, and such clients may be reluctant to switch from well-known providers to our services. If we are unable to gain enough market share, our business and financial performance will be adversely affected.

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Some of our competitors may be able to use their financial strength to dominate the market, which may affect our ability to generate revenues.

Some of our competitors may be much larger companies than us and very well capitalized. They could choose to use their greater resources to finance their continued participation and penetration of this market, which may impede our ability to generate sufficient revenue to cover our costs. Their better financial resources could allow them to significantly out spend us on research and development, as well as marketing and production. We might not be able to maintain our ability to compete in this circumstance.

Because we are small and do not have much capital, our marketing campaign may not be enough to attract sufficient number of customers to operate profitably. If we do not make a profit, we will suspend or cease operations.

Due to the fact we are small and do not have much capital, we must limit our marketing activities and may not be able to make our services known to potential customers. Because we will be limiting our marketing activities, we may not be able to attract enough customers to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations.

Since all of our shares of common stock are owned by our sole officer and director, our other stockholders may not be able to influence control of the company or decision making by management of the company, and as such, our sole officer and director may have a conflict of interest with the minority shareholders at some time in the future.

Our sole officer and director currently owns 100% of our outstanding shares. Assuming the sale of all shares being registered, she will hold approximately 33.7% of our outstanding shares. While her ownership percentage will decrease, she will remain our largest shareholder and continue to hold a controlling interest, as no other individual or group will own a greater percentage. The interests of our sole officer and director may not be, at all times, the same as that of our other shareholders. Where those conflicts exist, our shareholders will be dependent upon our director exercising, in a manner fair to all of our shareholders, her fiduciary duties as officer or as member of the Company’s board of directors. Also, our sole officer and director will have the ability to control the outcome of most corporate actions requiring shareholder approval, including the sale of all or substantially all of our assets and amendments to our Articles of Incorporation. This concentration of ownership may also have the effect of delaying, deferring or preventing a change of control of us, which may be disadvantageous to minority shareholders.

We depend to a significant extent on certain key person, the loss of whom may materially and adversely affect our company.

Currently, we have only one employee who is also our sole officer and director. We depend entirely on Svetlana Belychova for all of our operations. The loss of Ms. Belychova would have a substantial negative effect on our company and may cause our business to fail. Ms. Belychova has not been compensated for her services since our incorporation, and it is highly unlikely that she will receive any compensation unless and until we generate substantial revenues. There is intense competition for skilled personnel and there can be no assurance that we will be able to attract and retain qualified personnel on acceptable terms. The loss of Ms. Belychova’s services could prevent us from completing the development of our plan of operation and our business. In the event of the loss of services of such personnel, no assurance can be given that we will be able to obtain the services of adequate replacement personnel. Ms. Belychova has experience providing freelance interior and architectural design, landscape planning, and brand development services. She has collaborated with clients to create functional, cohesive designs, develop architectural plans, and manage projects from concept to completion. These skills directly align with our intended operations by informing strategic planning, enhancing product and service offerings, and guiding efficient project execution.

We do not have any employment agreements or maintain key person life insurance policies on our officer and director. We do not anticipate entering into employment agreements with her or acquiring key man insurance in the foreseeable future.

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Our sole officer and director has no experience managing a public company which is required to establish and maintain disclosure control and procedures and internal control over financial reporting.

We have never operated as a public company. Svetlana Belychova, our sole officer and director has no experience managing a public company which is required to establish and maintain disclosure controls and procedures and internal control over financial reporting. As a result, we may not be able to operate successfully as a public company, even if our operations are successful. We plan to comply with all of the various rules and regulations, which are required for a public company that is reporting company with the Securities and Exchange Commission. However, if we cannot operate successfully as a public company, your investment may be materially adversely affected.

Because our sole officer and director will only be devoting limited time to our operations, our operations may be sporadic which may result in periodic interruptions or suspensions of operations. This activity could prevent us from attracting enough customers and result in a lack of revenues which may cause us to cease operations.

Svetlana Belychova, our sole officer and director will only be devoting limited time to our operations. She will be devoting approximately 20 hours a week to our operations. Because our sole office and director will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to her. Ms. Belychova is involved in other business activities that are similar to the business activities of Orbit Innovations Group Inc. As such, potential conflicts of interest may arise. These conflicts could include competing for Ms. Belychova's time, attention, and resources, as well as potential competition with the company's business interests. We have not formulated a plan to resolve any possible conflict of interest with his other business activities. In the event Ms. Belychova is unable to fulfill any aspect of his duties to the company we may experience a shortfall or complete lack of sales resulting in little or no profits and eventual closure of the business.

Our executive officer does not reside in the United States. The U.S. stockholders would face difficulty in effecting service of process against our officer.

Our executive officer does not reside in the United States. Ms. Belychovaresides in Prague, Czech Republic. The U.S. stockholders would face difficulty in:

•	effecting service of process within the United States on our officer;
•	enforcing judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against the officer;
•	enforcing judgments of U.S. courts based on civil liability provisions of the U.S. federal securities laws in foreign courts against our officer; and
•	bringing an original action in foreign courts to enforce liabilities based on the U.S. federal securities laws against our officer.

As an “emerging growth company” under the jobs act, we are permitted to rely on exemptions from certain disclosure requirements.

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

-	have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;
-	provide an auditor attestation with respect to management’s report on the effectiveness of our internal controls over financial reporting;
-

comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

-	submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and
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disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive’s compensation to median employee compensation.

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In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues is $1.235 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates is $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

Until such time, however, we cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

We may continue to be subject to reduced reporting requirements as a smaller reporting company even if we no longer qualify as an emerging growth company.

As long as we qualify as an Emerging Growth Company (EGC), we are permitted to take advantage of certain exemptions from various reporting requirements that apply to other public companies that are not EGCs. However, even if we no longer qualify as an EGC, we may continue to be considered a "smaller reporting company" as defined by the SEC. As a smaller reporting company, we will be subject to reduced reporting requirements so long as we maintain this status, including, but not limited to:

•	Reduced financial statement and executive compensation disclosure in our SEC filings;
•	Exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting; and
•	Simplified disclosure obligations regarding our executive compensation arrangements.

These reduced reporting requirements may make our common stock less attractive to investors and could make it more difficult for us to raise additional capital as and when needed. Investors may find our common stock less attractive if we rely on these reduced reporting requirements, which could result in a less active trading market for our common stock and greater stock price volatility.

If we fail to establish and maintain an effective system of internal control or disclosure controls and procedures are not effective, we may not be able to report our financial results accurately and timely or to prevent fraud. Any inability to report and file our financial results accurately and timely could harm our reputation and adversely impact the trading price of our Common Stock.

Effective internal controls are necessary for us to provide reliable financial reports and effectively prevent fraud. Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) requires us to evaluate and report on our internal controls over financial reporting and, depending on our future growth, may require our independent registered public accounting firm to annually attest to our evaluation, as well as issue its own opinion on our internal controls over financial reporting. The process of implementing and maintaining proper internal controls and complying with Section 404 is expensive and time consuming. We cannot be certain that the measures we will undertake will ensure that we will maintain adequate controls over our financial processes and reporting in the future. Furthermore, if we are able to rapidly grow our business, the internal controls that we will need may become more complex, and significantly more resources will be required to ensure our internal controls remain effective. Failure to implement required controls or difficulties encountered in their implementation could harm our operating results or cause us to fail to meet our reporting obligations. If we or our auditors discover a material weakness in our internal controls, the disclosure of that fact, even if the weakness is quickly remedied, could diminish investors’ confidence in our financial statements and harm our stock price.

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Risks associated with this offering

We are selling this offering without an underwriter and may be unable to sell any shares.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through our President, who will receive no commissions. There is no guarantee that he will be able to sell any of the shares. Unless he is successful in receiving the proceeds in the amount of $200,000 from this offering, we may have to seek alternative financing to implement our business plan.

Our common stock is subject to the “penny stock” rules of the Securities and Exchange Commission, and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

Under U.S. federal securities legislation, our common stock will constitute “penny stock”. Penny stock is any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a potential investor’s account for transactions in penny stocks, and the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve an investor’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience objectives of the person, and make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form sets forth the basis on which the broker or dealer made the suitability determination. Brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock. Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Because the offering price has been arbitrarily set by the company, you may not realize a return on your investment upon resale of your shares.

The offering price and other terms and conditions relative to the Company’s shares have been arbitrarily determined by us and do not bear any relationship to assets, earnings, book value or any other objective financial criteria. Additionally, as the Company was formed on December 07, 2023, and has only a limited operating history with no earnings, the price of the offered shares is not based on its past earnings, and no investment banker, appraiser, or other independent third party, has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares, as such our stockholders may not be able to receive a return on their investment when they sell their shares of common stock.

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Our president, Ms. Belychova does not have any prior experience offering and selling securities, and our offering does not require a minimum amount to be raised. As a result of this we may not be able to raise enough funds to commence and sustain our business and investors may lose their entire investment.

Ms. Belychova does not have any experience conducting a securities offering. Consequently, we may not be able to raise any funds successfully. Also, the best effort offering does not require a minimum amount to be raised. If we are not able to raise sufficient funds, we may not be able to fund our operations as planned, and our business will suffer and your investment may be materially adversely affected. Our inability to successfully conduct a best-effort offering could be the basis of your losing your entire investment in us.

There is no current trading market for our securities and if a trading market does not develop, purchasers of our securities may have difficulty selling their shares.

There is currently no established public trading market for our securities and an active trading market in our securities may not develop or, if developed, may not be sustained. We intend to have an application filed for admission to quotation of our securities on the OTC Market Group's Pink Open Market (commonly referred to as "Pink Sheets. after this prospectus is declared effective by the SEC. "). Additionally, we may seek to uplist to the OTCQB Venture Market if we meet the applicable financial and corporate governance requirements in the future. If for any reason our common stock is not quoted on the OTC Markets Group's platforms or a public trading market does not otherwise develop, purchasers of the shares may have difficulty selling their common stock should they desire to do so. No market makers have committed to becoming market makers for our common stock and none may do so.

You will incur immediate and substantial dilution of the price you pay for your shares.

Our existing stockholders acquired their shares at a cost of $0.001 per share, a cost per share substantially less than that which you will pay for the shares you purchase in this offering. Accordingly, any investment you make in these shares will result in the immediate and substantial dilution of the net tangible book value of those shares from the $0.04 you pay for them. Upon completion of the offering, the net tangible book value of your shares will be less than what you paid for them.

The company's investors may suffer future dilution due to issuances of shares for various considerations in the future.

Our Articles of Incorporation authorizes the issuance of 75,000,000 shares of common stock, par value $0.001 per share, of which 2,544,000 shares are currently issued and outstanding. If we sell the 5,000,000 shares being offered in this offering, we would have 7,544,000 shares issued and outstanding. As discussed in the “Dilution” section below, the issuance of the shares of common stock described in this prospectus will result in substantial dilution in the percentage of our common stock held by our existing shareholders. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

Because we do not intend to pay any cash dividends on our common stock, our stockholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them. There is no assurance that stockholders will be able to sell shares when desired.

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We will incur ongoing costs and expenses for sec reporting and compliance. Without sufficient revenue we may not be able to remain in compliance, making it difficult for investors to sell their shares, if at all.

The estimated cost of this registration statement is $9,000 which will be paid from offering proceeds. If the offering proceeds are less than registration cost, we will have to utilize funds from Svetlana Belychova, our sole officer and director, who has verbally agreed to loan the company funds to complete the registration process. Ms. Belychova’s verbal agreement to provide us loans for registration costs is non- binding and discretionary. After the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act. To be eligible for quotation, issuers must remain current in their filings with the SEC. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. The costs associated with being a publicly traded company in the next 12 month will be approximately $15,000. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all. Also, if we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTC Markets Group's platforms.

Our reporting obligations under section 15(d) of the securities exchange act of 1934, as amended, may be suspended automatically if we have fewer than 300 shareholders of record on the first day of our fiscal year.

We will not register our common stock under Section 12(g) of the Securities Exchange Act of 1934. Therefore, we will not be subject to the Commission’s proxy, tender offer, and short swing insider trading rules for Section 12 registrants and our obligation to file reports under Section 15(d) of the Exchange Act will be automatically suspended if, on the first day of any fiscal year (other than a fiscal year in which a registration statement under the Securities Act has gone effective), we have fewer than 300 shareholders of record. This suspension is automatic and does not require any filing with the SEC. In such an event, we would only be required to file an annual report for the twelve months after this prospectus is declared effective by the SEC. Accordingly, we may cease providing periodic reports and current or periodic information, including operational and financial information, may not be available with respect to our results of operations. If our obligation to file reports under Section 15(d) is suspended it may decrease our common stock’s liquidity, if any, affecting your ability to resell our common stock.

Because our Articles of Incorporation and Bylaws do not define certain key rights of our common stockholders, you must rely on the default provisions of Wyoming law, which may create uncertainty and affect the value of our shares.

Our governing documents do not specify certain fundamental rights of our common stockholders, such as dividend entitlements, liquidation preferences, or other shareholder protections. In the absence of explicit provisions, these rights are determined by the default rules of Wyoming corporate law. This lack of clarity may make it difficult for you to understand the nature and extent of your rights as a stockholder, potentially diminishing your confidence in the stability and predictability of our corporate structure. As a result, our shares may be viewed as less attractive by potential investors, which could hinder our ability to raise capital on favorable terms, and reduce the liquidity and market price of our common stock.

FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risk and uncertainties. We use words such as “anticipate”, “believe”, “plan”, “expect”, “future”, “intend”, and similar expressions to identify such forward-looking statements. Investors should be aware that all forward-looking statements contained within this filing are good faith estimates of management as of the date of this filing. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the “Risk Factors” section and elsewhere in this prospectus.

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USE OF PROCEEDS

Our offering is being made on a self-underwritten and “best-efforts” basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.04. The following table sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100%, respectively, of the securities offered for sale by the Company. There is no assurance that we will raise the full $200,000 as anticipated and there is no guarantee that we will receive any proceeds from the offering.

Description	If 25% shares sold	If 50% shares sold	If 75% shares sold	If 100% shares sold
	Fees	Fees	Fees	Fees
Gross proceeds	$50,000	$100,000	$150,000	$200,000
Offering expenses	9,000	9,000	9,000	9,000
Net proceeds	41,000	91,000	141,000	191,000
SEC reporting and compliance	15,000	15,000	15,000	15,000
Design Software	4,000	4,000	4,000	4,000
Website Enhancing	-	-	5,000	5,000
Establish an Office	4,000	4,000	6,000	6,000
Marketing Campaign	6,000	32,000	39,000	53,000
Freelance developers	12,000	36,000	72,000	108,000

The above figures represent only estimated costs. The estimated cost of this registration statement is $9,000 which will be paid from offering proceeds. If the offering proceeds are less than registration costs, Svetlana Belychova, our president and director, has verbally agreed to loan the Company funds to complete the registration process. Ms. Belychova’s verbal agreement to provide us loans for registration costs is non- binding and discretionary. Svetlana Belychova extended a non-interest-bearing loan of $544 to Orbit Innovations Group Inc., which was facilitated by the issuance of shares to Ms. Belychova. Under the agreement, Ms. Belychova may provide additional loans at her discretion to cover future expenses, including offering costs, filing fees, and professional fees. These loans have no fixed repayment date and are payable upon Ms. Belychova’s demand. Ms. Belychova is not obligated to offer any further loans beyond the initial amount and may choose to extend additional financing as she sees fit. Also, these loans would be necessary if the proceeds from this offering will not be sufficient to implement our business plan and maintain reporting status and quotation on the OTC Markets Group's platforms when and if our common stocks become eligible for trading on the OTC Markets Group's platforms. Ms. Belychova will not be paid any compensation or anything from the proceeds of this offering. There is no due date for the repayment of the funds advanced by Ms. Belychova. Ms. Belychova will be repaid from revenues of operations if and when we generate sufficient revenues to pay the obligation.

DETERMINATION OF OFFERING PRICE

The offering price of the shares has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price, we took into consideration our cash on hand and the amount of money we would need to implement our business plan. Accordingly, the offering price should not be considered an indication of the actual value of the securities.

DILUTION

Dilution represents the difference between the Offering price and the net tangible book value per share immediately after completion of this Offering. Net tangible book value is the amount that results from subtracting total liabilities and from total assets. Dilution arises mainly as a result of our arbitrary determination of the Offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholder.

The historical net tangible book value as of December 31, 2024 was negative $8,811 or approximately negative $0.0035 per share. Historical net tangible book value per share of common stock is equal to our total tangible assets less total liabilities, divided by the number of shares of common stock outstanding as of December 31, 2024.

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The following table sets forth as of December 31, 2024, the number of shares of common stock purchased from us and the total consideration paid by our existing stockholders and by new investors in this offering if new investors purchase 25%, 50%, 75% or 100% of the offering, after deduction of offering expenses payable by us, assuming a purchase price in this offering of $0.04 per share of common stock.

Percent of Shares Sold from Maximum Offering Available	25%	50%	75%	100%
Offering price per share	$0.04	$0.04	$0.04	$0.04
Post offering net tangible book value	32,189	82,189	132,189	182,189
Post offering net tangible book value per share	0.0085	0.0163	0.021	0.0242
Pre-offering net tangible book value per share	(0.0035)	(0.0035)	(0.0035)	(0.0035)
Increase (Decrease) in net tangible book value per share after offering	0.005	0.0128	0.0175	0.0207
Dilution per share	0.0315	0.0237	0.019	0.0158
% dilution	78.75%	59.25%	47.5%	39.5%
Capital contribution by purchasers of shares	50,000	100,000	150,000	200,000
Capital Contribution by existing stockholders	2,544	2,544	2,544	2,544
Percentage capital contributions by purchasers of shares	95.16%	97.52%	98.33%	98.74%
Percentage capital contributions by existing stockholders	4.84%	2.48%	1.67%	1.26%
Gross offering proceeds	50,000	100,000	150,000	200,000
Anticipated net offering proceeds	41,000	91,000	141,000	191,000
Number of shares after offering held by public investors	1,250,000	2,500,000	3,750,000	5,000,000
Total shares issued and outstanding	3,794,000	5,044,000	6,294,000	7,544,000
Purchasers of shares percentage of ownership after offering	32.95%	49.56%	59.58%	66.28%
Existing stockholders percentage of ownership after offering	67.05%	50.44%	40.42%	33.72%

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

You should read the following discussion and analysis of our financial condition and results of operations together with our consolidated financial statements and the related notes and other financial information included elsewhere in this prospectus. Some of the information contained in this discussion and analysis or set forth elsewhere in this prospectus, including information with respect to our plans and strategy for our business and related financing, includes forward-looking statements that involve risks and uncertainties. You should review the “Risk Factors” section of this prospectus for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

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We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

•	have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

•	provide an auditor attestation with respect to management’s report on the effectiveness of our internal controls over financial reporting;

•

comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

•	submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and

•	disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues is $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates is $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

We had no cash on hand, and our bank account balance is negative $104 as of December 31, 2024. We believe our cash balance is not sufficient to fund our operations for any period of time. We have been utilizing and may utilize funds from Svetlana Belychova, our Chairman and President, who has informally agreed to advance funds to allow us to pay for offering costs, filing fees, and professional fees. Ms. Belychova, however, has no formal commitment, arrangement or legal obligation to advance or loan funds to the company. In order to implement our plan of operations for the next twelve-month period, we require a minimum of $50,000 of funding from this offering. Being a development stage company, we have very limited operating history we do not currently have any arrangements for additional financing. Our principal executive offices are located at Vrabci 9, Prague, Czech Republic 18200. Our phone number is (307) 381-0288.

We are a development stage company. Our full business plan entails activities described in the Plan of Operation section below. Long term financing beyond the maximum aggregate amount of this offering may be required to expand our business. The exact amount of funding will depend on the scale of our development and expansion. We do not currently have planned our expansion, and we have not decided yet on the scale of our development and expansion and on exact amount of funding needed for our long term financing. If we do not generate sufficient revenue we may need a minimum of $15,000 of additional funding at the end of the twelve month period described in our “Plan of Operation” below to maintain a reporting status.

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Our independent registered public accountant has issued a going concern opinion. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because no substantial revenues are anticipated until we complete our initial business development. There is no assurance we will ever reach that stage.

To meet our need for cash we are attempting to raise money from this offering. If we are unable to successfully find customers we may quickly use up the proceeds from this offering and will need to find alternative sources. At the present time, we have not made any arrangements to raise additional cash other than through this offering. However, if we experience a shortage of funds prior to funding, we may utilize funds from Svetlana Belychova, our sole officer and director, who has informally agreed to advance funds to cover professional fees related to the filing of this registration statement and operational expenses. It is important to note that Ms. Belychova has no formal commitment, arrangement, or legal obligation to advance or loan funds to the company.

If we need additional cash and cannot raise it, we will either have to suspend operations until we do raise the cash, or cease operations entirely. Even if we raise $200,000 from this offering, we may need more funds for ongoing business operations after the first year, and would have to obtain additional funding.

Management’s Discussion and Analysis of Financial Condition and Results of Operations for the Three Months Ended December 31, 2024 Compared to the Period from Inception (December 7, 2023) through December 31, 2023

Revenues

We generated no revenues during the three months ended December 31, 2024. By comparison, in the period from inception (December 7, 2023) through December 31, 2023, we also recorded no revenues. Given our status as a development stage company, we do not expect to generate substantial revenues until we establish a broader client base and finalize our initial business development.

Operating Expenses

Our operating expenses for the three-month period ended December 31, 2024 totaled approximately $7,749, an increase of $7,448 compared to approximately $301 from inception (December 7, 2023) through December 31, 2023. This increase was primarily due to higher professional fees related to becoming a publicly reporting entity, including expenses associated with audit services, legal opinion fees, SEC registration filing fees, as well as general administrative costs incurred due to commencing active business operations.

Net Loss

As a direct result of these higher operating expenses, we incurred a net loss of approximately $7,811 for the three-month period ended December 31, 2024, compared to a net loss of $301 in the comparable period (inception to December 31, 2023). The increased loss underscores our expanded operational footprint and the costs involved in transitioning to a public reporting framework.

Liquidity and Capital Resources

As of December 31, 2024, we had a negative cash balance of approximately $104, compared to a cash balance of $0 as of December 31, 2023. This decrease was primarily due to the operating expenses incurred during the three-month period ended December 31, 2024, particularly offering expenses related to this registration statement, including audit fees, legal expenses, and SEC filing fees.

As of December 31, 2024, we have financed our limited operations through informal advances provided by our sole officer and director, Ms. Belychova, and through the initial sale of common stock, raising an aggregate amount of $2,544. Looking ahead, we anticipate that our operating expenses will increase further, primarily driven by ongoing reporting and compliance obligations as a public company. Our ability to continue operations is contingent upon obtaining additional financing. We intend to explore various financing options, although at this stage, no specific arrangements have been made. If adequate funding is not timely obtained, we may face significant liquidity challenges

Key Developments

During this period, we acquired the domain www.orbit-innovations.com, which we intend to use as our primary marketing and client-engagement platform. We believe this website will enhance our visibility and help us attract prospective customers once we are fully operational.

Subsequent Events

Subsequent to December 31, 2024, we entered into and completed our first architectural and design services agreement, which resulted in our first revenue of $10,000.

Outlook

Looking ahead, we anticipate that our operating expenses will continue to increase in line with our plan of operation. This increase will be primarily driven by our ongoing reporting and compliance obligations as a publicly reporting company, as well as by the potential expansion of our service offerings and the associated administrative functions.

Our ability to continue operations and execute our business strategy depends on securing sufficient additional financing. If we fail to obtain adequate funding on a timely basis, we may face significant liquidity challenges and could be forced to curtail or suspend our operations.

PLAN OF OPERATION

We were incorporated in the State of Wyoming on December 07, 2023. We have never declared bankruptcy, been in receivership, or been involved in any legal action or proceedings. Since our incorporation, we have not made any significant asset purchases or sales. If we are unable to successfully acquire clients for our services, we may quickly exhaust the proceeds from this offering. We are a development-stage company and have recently commenced our operations. To date, we have established our company, developed our business plan, raised an aggregate of $2,544 through a private placement of our common stock to our sole officer and director, and acquired our company website at www.orbit-innovations.com. Additionally, we have executed and completed our first architectural and design services agreement for the design project of geodesic domes and a reception building, resulting in our first revenue of $10,000.

We do not anticipate purchasing or selling any major plant or equipment, nor do we expect significant changes in our number of employees.

Our plan of operations is as follows:

Complete Our Public Offering

We expect to complete our public offering within 270 days after the effectiveness of our registration statement by the Securities and Exchange Commissions. We intend to concentrate our efforts on raising capital during this period. Our operations will be limited due to the limited amount of funds on hand. Upon completion of our public offering, our specific goal is to profitably sell our services. Our plan of operations following the completion is as follows:

Establish an Office

Estimated time: 1-2 month

$4,000 - $6,000

To support our business operations, we plan to establish a small but fully functional office. The office will serve as a base for handling administrative tasks, online meetings, and communication with our intended freelance team. The setup will include essential items such as a desktop computer, printer, basic office supplies, and ergonomic furniture to create a productive work environment. We estimate that the total cost for setting up the office and purchasing equipment will be approximately $4,000. If we sell 50% or more of the shares offered, we will purchase equipment for design development and demonstration, including tablets for digital drawing, cameras for project photography, 3D printers for model creation, and VR/AR equipment for presentations.

Basic Office Setup:

·	Desktop computer – $1,200
·	Printer – $300
·	Basic office supplies (paper, pens, stationery) – $200
·	Ergonomic furniture (chair, desk) – $1000
·	Equipment for online meetings (camera, headset, microphones) – $600
·	Internet and IT services – $400
·	Miscellaneous office maintenance expenses – $300

Additional Equipment (if we sell 50% or more of the shares offered):

·	Tablets for digital drawing – $600
·	Camera for project photography – $500
·	3D printer for model creation – $600

VR/AR equipment for presentations – $300

Design Software

Estimated time: 2-3 month

$4,000

To ensure the highest quality of design services, our company will purchase industry-standard design software that will enable us to deliver professional and innovative solutions for our potential clients. Our software toolkit will include essential programs for interior design, architectural modeling, landscape design, and brand development.

Interior and Architectural Design Software:

We plan to use advanced tools such as AutoCAD, SketchUp, and Revit, which are widely recognized for their precision and flexibility in creating detailed architectural drawings, 3D models, and renderings. These programs will allow us to visualize spaces and collaborate with clients and other stakeholders effectively.

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Graphic Design and Branding Software:

For branding and graphic design work, we will use Adobe Creative Cloud, including tools like Photoshop, Illustrator, and InDesign. These programs are essential for creating logos, marketing materials, and other visual assets that form the core of our brand design services.

Landscape Design Software:

For landscape design, we will implement specialized software such as Vectorworks Landmark or Lumion. These tools offer features like 3D modeling and realistic landscape simulations, allowing us to present detailed visualizations and tailored outdoor space designs.

Collaboration and Cloud-Based Tools:

In addition to these design programs, we will incorporate cloud-based tools like Autodesk BIM 360 or Adobe Cloud, which enable real-time collaboration between team members and freelancers. This ensures that projects run smoothly, even with remote contributors, and that designs are consistently updated and stored securely.

We estimate the total cost of software licenses and subscriptions to be approximately $4,000 per year. This includes licensing fees for AutoCAD, Adobe Creative Cloud, SketchUp, and other essential design tools. This suite of software will allow us to efficiently manage all design projects, from concept to final delivery, ensuring that we offer top-tier services to our clients.

Marketing Campaign

Estimated time: 3-8 month

$4,000 - $53,000

Online channel:

To grow our company and establish a strong presence in the design industry, we will implement a multi-channel marketing strategy focused on digital marketing, content creation, and networking. Our digital efforts will include social media campaigns on platforms like Instagram, Facebook, and LinkedIn, paired with targeted paid advertising and a focus on SEO to increase our online visibility. Additionally, we will use email marketing to maintain client engagement through newsletters. Content creation, including blogs on design trends and video project walkthroughs, will be key to driving traffic and showcasing our expertise.

Offline channel:

We will also invest in networking opportunities by attending trade shows and design conferences, establishing partnerships with real estate developers and construction firms, and launching a referral program to encourage word-of-mouth recommendations. Collaborating with influencers in the design industry will further boost our visibility.

Establish agreements with potential customers

Estimated time: 4-12 month

Once our website is fully operational and our marketing campaign is underway, we plan to actively engage with potential customers and initiate negotiations. During this process, we will focus on discussing and finalizing the terms and conditions of collaboration to ensure mutual understanding and satisfaction. This effort will be an ongoing priority throughout our operations. However, even if we successfully secure a substantial number of agreements within the twelve-month period, there is no guarantee that we will be able to attract and, more importantly, retain enough customers to justify our expenses. Failure to generate sufficient revenue and manage these risks effectively could significantly affect our financial health and have an adverse impact on our business. As of today, we have not located any customers.

Bring on freelance designers

Estimated time: 6-12 month

$12,000 - $108,000

Beginning in the fourth month of operations, when/if we start receiving client orders, we plan to hire freelancers to support the growth of our business. We will hire qualified professionals such as interior designers, architects, landscape designers, and brand designers. Their roles will include creating unique interior designs, developing architectural projects, planning outdoor spaces, and crafting brand identities for potential clients. To find and attract talented freelancers, we will utilize professional platforms and networks like Upwork, Freelancer, and Behance. Our selection process will be thorough, based on evaluating portfolios, checking references, and conducting interviews to ensure a high level of competence. By collaborating with skilled freelancers, we aim to expand our service offerings, increase flexibility in managing projects, and optimize the use of our capital.

Website Enhancing

Estimated time: 10-12 month

$5,000

Our company has already developed a website (www.orbit-innovations.com), which serves as a platform to showcase our services. The website includes a contact form for easy communication with potential clients and incorporates essential hosting and security features. If we raise 75% or more in this offering, we plan to invest additional funds to enhance the website. This includes further optimizing it for SEO to improve visibility, adding new features to enhance functionality, upgrading the user experience, and streamlining client interactions.

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Estimated Expenses for the Next Twelve-Month Period

The following provides an overview of our estimated expenses to fund our plan of operation over the next twelve months.

Description	If 25% shares sold	If 50% shares sold	If 75% shares sold	If 100% shares sold
	Fees	Fees	Fees	Fees
Gross proceeds	$50,000	$100,000	$150,000	$200,000
Offering expenses	9,000	9,000	9,000	9,000
Net proceeds	41,000	91,000	141,000	191,000
SEC reporting and compliance	15,000	15,000	15,000	15,000
Design Software	4,000	4,000	4,000	4,000
Website enhancing			5,000	5,000
Establish an Office	4,000	4,000	6,000	6,000
Marketing Campaign	6,000	32,000	39,000	53,000
Bring on freelance developers	12,000	36,000	72,000	108,000

OFF-BALANCE SHEET ARRANGEMENTS

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

LIMITED OPERATING HISTORY; NEED FOR ADDITIONAL CAPITAL

There is no historical financial information about us upon which to base an evaluation of our performance. We are in the start-up stage of operations. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to price and cost increases in services and products.

We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholder.

Results of operations

From Inception on December 07, 2023 to September 30, 2024

During the period we incorporated the company, prepared a business plan, received equity funding by our sole officer and director and engaged in market research. Our loss since inception is $544. We have just recently started our business operations, however, will not start significant operations until we have completed this offering.

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LIQUIDITY AND CAPITAL RESOURCES

As of December 31, 2024, the Company had no cash on hand. The available capital reserves of the Company are not sufficient for the Company to remain operational. We require minimum funding of approximately $50,000 to conduct our proposed operations and pay all expenses for a minimum period of one year including expenses associated with this offering and maintaining a reporting status with the SEC.

Since inception, we have sold 2,544,000 shares of common stocks to our sole officer and director, at a price of $0.001 per share, for net proceeds of $2,544.

We are attempting to raise funds to proceed with our plan of operations. We will have to utilize funds from Svetlana Belychova, our sole officer and director, who has verbally agreed to loan the company funds to complete the registration process if offering proceeds are less than registration costs. However, Ms. Belychova has no formal commitment, arrangement or legal obligation to advance or loan funds to the company. Ms. Belychova’s verbal agreement to provide us loans for registration costs is non- binding and discretionary. To proceed with our operations within 12 months, we need a minimum of $50,000. We cannot guarantee that we will be able to sell all the shares required to satisfy our 12-month financial requirements. If we are successful, any money raised will be applied to the items set forth in the Use of Proceeds section of this prospectus. We will attempt to raise at least the minimum funds necessary to proceed with our plan of operations. In the long term we may need additional financing. We do not currently have any arrangements for additional financing. Obtaining additional funding will be subject to a number of factors, including general market conditions, investor acceptance of our business plan and initial results from our business operations. These factors may impact the timing, amount, terms or conditions of additional financing available to us. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us.

Our auditors have issued a “going concern” opinion, meaning that there is substantial doubt if we can continue as an on-going business for the next twelve months unless we obtain additional capital. No substantial revenues are anticipated until we have completed the financing from this offering and implemented our plan of operations. Our only source for cash at this time is investments by others in this offering. We must raise cash to implement our strategy and stay in business. The amount of the offering will likely allow us to operate for at least one year and have the capital resources required to cover the material costs with becoming a publicly reporting. The Company anticipates over the next 12 months the cost of being a reporting public company will be approximately $15,000.

The Company will have to meet all the financial disclosure and reporting requirements associated with being a publicly reporting company. The Company’s management will have to spend additional time on policies and procedures to make sure it is compliant with various regulatory requirements, especially that of Section 404 of the Sarbanes-Oxley Act of 2002. The additional corporate governance responsibilities placed on management could potentially reduce the time available for implementing the business plan and may slow down its operations.

Should the Company fail to raise a minimum of $50,000 under this offering the Company would be forced to scale back or abandon the implementation of its 12-month plan of operations.

DESCRIPTION OF BUSINESS

General Information

Orbit Innovations Group Inc. was incorporated in Wyoming on December 07, 2023. We are development stage company in the business of providing services in the interior design, architectural solutions, landscape design, and brand development sectors. While we have limited revenues to date, our activities are consistent with those of a start-up company at this stage of development. Our website, which serves as our primary platform for attracting potential clients and promoting our services, is fully operational. We have already begun marketing our services and engaging with potential clients to deliver customized design solutions. To date, we have established our company, developed our business plan, raised an aggregate of $2,544 through a private placement of our common stock to our sole officer and director, and acquired our company website at www.orbit-innovations.com. Additionally, we have executed and completed our first architectural and design services agreement for the design project of geodesic domes and a reception building, resulting in our first revenue of $10,000. A complete timeline of our intended operations and milestones is disclosed in the Plan of Operation section.

Our principal office address is located at Vrabci 9, Prague, Czech Republic 18200. Our telephone number is (307) 381-0288. Our plan of operation is forward-looking and there is no assurance that we will ever reach profitable operations. We are a development stage company. It is likely that we will not be able to achieve profitability and would be forced to cease operations due to the lack of funding. We are not a blank check registrant, as that term is defined in Rule 419(a)(2) of Regulation C of the Securities Act of 1933, since we have a specific business plan or purpose. We have not had preliminary contact or discussions with, nor do we have any present plans, proposals, arrangements or understandings with, any representatives of the owners of any business or company regarding the possibility of an acquisition or merger. Furthermore, neither the company, its executives, any company promoters, nor their affiliates intend to use the company, once it becomes a reporting company, as a vehicle for a private company to become a reporting company.

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We intend to use the net proceeds from this offering to develop our business operations. To implement our plan of operations we require a minimum funding of $50,000 for the next twelve months. After twelve months period we may need additional financing. If we do not generate any revenue, we may need a minimum of $15,000 of additional funding to pay for SEC filing requirements. If we do not sell at least 1,250,000 shares of our common stock, we will not be able to maintain our reporting status with the SEC and remain in good standing with the state of Wyoming without additional funds. These funds may be raised through equity financing, debt financing, or other sources, which may result in the dilution in the equity ownership of our shares. We will also require additional financing to sustain our business operations if we are not successful in earning revenues. We cannot provide any assurance that we will be able to raise such additional funding.

From inception until the date of this filing we have had limited revenues and have recently started operating activities, primarily consisting of incorporating our company, developing a business plan, securing initial equity funding from our sole officer and director, acquiring a website, and conducting market research. We have already commenced our operations and executed our first agreement, which resulted in our first revenue of $10,000. We received our initial funding of $2,544 through the sale of common stock to our sole officer and director, who purchased an aggregate of 2,544,000 shares at $0.001 per share. Our financial statements from inception (December 07, 2023) through December 31, 2024 report no revenues and a net loss of $7,811. Our independent auditor has issued an audit opinion for our Company which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

After our public offering closes, we plan to promptly commence our operational activities according to the following timeline:

Within 1–2 months post-offering, we will establish a fully functional office to support administrative functions and online meetings. Between 2 and 3 months after the offering, we will acquire industry-standard design software necessary for delivering professional design solutions. From 3 to 8 months post-offering, we will launch a multi-channel marketing campaign aimed at attracting potential customers. As the marketing campaign generates customer interest, we plan to formalize agreements with potential customers over the period from 4 to 12 months post-offering. Additionally, as client orders begin to materialize, we intend to bring on freelance designers between 6 and 12 months after the offering. Finally, between 10 and 12 months post-offering, we plan to invest additional funds to enhance our website.

Business Overview

Orbit Innovations Group Inc. is a company specializing in delivering comprehensive design solutions for both interior and exterior spaces. Our expertise spans interior design, architectural projects, landscape design, and brand identity development. We are committed to transforming spaces with creative, functional, and aesthetically appealing designs that meet the unique needs of our potential clients. Svetlana Belychova possesses relevant expertise through her extensive freelance experience in interior design, architectural solutions, landscape design, and brand identity development. As the only employee, Ms. Belychova will be solely responsible for providing the services we offer.

Our mission is to create inspiring and innovative design solutions that enhance the lives and environments of our potential clients. We strive to bridge creativity with functionality, bringing a fresh perspective to every project. By prioritizing quality and attention to detail, we aim to deliver exceptional designs that not only meet but exceed our potential clients' expectations.

Services We Offer:

•	Interior Design

Our interior design services focus on creating beautiful, functional spaces that reflect the personality and needs of our potential clients. Whether it’s a residential home, an office, or a commercial space, we provide custom interior solutions that combine style with practicality.

•	Architectural Design

We offer comprehensive architectural design services, including conceptual design, space planning, and full architectural drawings. We plan to work closely with potential clients to ensure that their vision is translated into a functional and aesthetically pleasing structure.

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•	Landscape Design

Our landscape design services aim to create outdoor spaces that are not only visually stunning but also harmonious with the environment. From private gardens to public spaces, we develop landscape solutions that are tailored to the surroundings and the potential client's preferences.

•	Brand Design

We also specialize in brand design, crafting unique and memorable brand identities that resonate with target audiences. This includes logo creation, brand strategy, and design of marketing materials that align with our potential clients’ business goals and vision.

Market size

Orbit Innovations Group Inc. operates within the dynamic and rapidly evolving markets of interior design, architectural services, landscape design, and brand development. These markets serve a diverse clientele, including residential, commercial, and corporate sectors, all of which demand high-quality and innovative design solutions. According to forecasts by Mordor Intelligence, a market research company, the global interior design, architectural, and landscape design industries are projected to experience significant growth in the coming years, driven by increasing urbanization, rising real estate development, and a growing emphasis on sustainability and personalized design. Similarly, the brand development sector is seeing heightened demand as businesses look to establish strong and distinctive visual identities in increasingly competitive markets. Our company offers specialized, tailored solutions in interior design, architectural projects, landscape design, and brand identity development. Leveraging the extensive freelance experience of Svetlana Belychova, our sole officer and director, we create customized designs that align with each potential client's unique aesthetic preferences and functional requirements. Our services include developing detailed floor plans, integrating sustainable practices into architectural designs, and crafting cohesive brand identities. By staying attuned to current market trends, we believe that our solutions are innovative and meet the evolving needs of potential clients in these dynamic industries. However, there is a risk that our assessment of market trends and client preferences may be incorrect, which could impact our ability to effectively deliver solutions that meet client expectations or succeed in the competitive market.

According to Mordor Intelligence, the global interior design services market is projected to grow from USD 137.93 billion in 2024 to USD 177.13 billion by 2029, at a compound annual growth rate (CAGR) of 5.13%. The landscaping and gardening services market is also expected to expand significantly, rising from USD 257.30 billion in 2024 to USD 359.18 billion by 2029, with a CAGR of 6.90% during the same period. Additionally, the architectural services market is forecasted to grow from USD 351.69 billion in 2024 to USD 485.24 billion by 2029, reflecting a CAGR of 5.35%. These trends highlight the strong growth potential across key design and architectural sectors. We did not commission the report by Mordor Intelligence. The forecasts referenced in our prospectus are based on publicly available information from Mordor Intelligence's independent market research, which is accessible on their website: https://www.mordorintelligence.com.

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Marketing Campaign

To grow our company and increase visibility in the design industry, we will implement a multi-channel marketing strategy aimed at attracting potential clients, building brand recognition, and establishing a strong presence both online and offline. Our strategy will be centered around digital marketing, content creation, and networking within relevant industries.

1.	Digital Marketing

•	Social Media Campaigns

We will leverage platforms such as Instagram, Facebook, Pinterest, and LinkedIn to showcase our portfolio, engage with potential clients, and highlight our expertise in interior, exterior, and brand design. Visual content, including before-and-after transformations, design concepts, and client testimonials, will be a key part of our strategy.

•	Paid Advertising (PPC)

We will invest in targeted ads on Google, Instagram, and Facebook to reach specific demographics, including homeowners, property developers, and businesses looking for branding solutions. PPC campaigns will be carefully monitored to optimize ROI and drive traffic to our website.

•	SEO Optimization

A long-term investment in search engine optimization will help increase our organic visibility. By optimizing our website with relevant keywords related to design, architecture, and branding, we will improve search engine rankings and attract more leads. Additionally, we will focus on local SEO to target potential clients within our immediate region.

•	Email Marketing

A monthly newsletter will be developed to keep our current and potential clients informed about our latest projects, design tips, and industry trends. This will help maintain engagement and build long-term relationships with clients.

2.	Content Creation and Blogging

•	Portfolio Blog

Our website will feature a regularly updated blog with articles on design trends, case studies, project highlights, and industry insights. This will not only serve as a resource for potential clients but also improve SEO by adding valuable, relevant content to the website.

•	Video Content

We will create short video clips or project walkthroughs showcasing our design process and client testimonials, to be shared on our website and social media. Video content is highly engaging and will help differentiate our brand in a competitive market.

3.	Networking and Industry Events

•	Trade Shows and Conferences

We plan to participate in design and architecture trade shows, expos, and conferences to build relationships with key stakeholders and gain exposure in the industry. These events will also provide opportunities to collaborate with potential partners and clients.

•	Referral Programs

A referral incentive program will be launched to encourage satisfied clients to recommend our services. This word-of-mouth marketing will help us acquire potential clients organically and with minimal additional cost.

4.	Collaborations and Partnerships

•	Partnerships with Real Estate and Construction Firms

We will explore partnerships with local real estate developers, contractors, and construction firms to offer complementary services and gain access to a wider client base. This will help us tap into new project opportunities and grow our business.

•	Influencer Marketing

We plan to collaborate with design influencers, architects, and home decor bloggers to promote our work and reach a broader audience. These influencers can help introduce our services to their followers, enhancing our brand visibility.

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Competition

Acquiring customers is essential for the growth of our business. As a new and unestablished company with a relatively weak competitive position in the industry, we incurred an operational loss of $7,811 from December 07, 2023, through December 31, 2024. To implement our current business plan, we require capital and anticipate the need for additional financing to fully execute it. We believe our cash balance is not sufficient to fund our operations for any period of time. Furthermore, many of our competitors have greater financial and technical resources, putting us at a disadvantage. There is uncertainty as to whether our interior design, architectural solutions, landscape design, and brand design services will achieve and maintain strong demand and market acceptance.

Orbit Innovations Group Inc. operates in highly competitive markets, including interior design, architectural services, landscape design, and brand development. These industries are characterized by a wide range of firms, from small independent studios to large multinational corporations with extensive resources and well-established reputations. Competitors often have greater financial strength, technological capabilities, and marketing budgets, allowing them to attract and retain clients more easily. As a smaller company, we may face challenges in gaining market visibility, competing on price, and offering the same level of service breadth as larger firms. Additionally, larger companies often have established relationships with clients and may be better equipped to respond to industry trends and technological advancements.

Insurance

At present, we do not have insurance coverage and have no immediate plans to obtain it. Should a client initiate legal action alleging dissatisfaction with the quality or outcome of our intangible services, such as interior design, architectural solutions, landscape design, or brand identity development, we may be unable to fund a vigorous legal defense without insurance. In the event of an adverse judgment, our financial position could be severely impacted, potentially resulting in a suspension or cessation of our operations.

Employees

We are a development-stage company with no current employees. Svetlana Belychova, our sole officer and director, serves in a non-employee capacity. As the need arises, we plan to hire employees to support our operations.

Clients

As of the date of this registration statement, the company has only one client.

Offices

Our business office is located at Vrabci 9, Prague, Czech Republic 18200. This is the office provided by our President and Director, Svetlana Belychova. We do not pay any rent to Ms. Belychova and there is no agreement to pay any rent in the future. Our telephone number is (307) 381-0288.

Government Regulation

We have commenced providing architectural and landscape design services and acknowledge that we are required to comply with all regulations, rules, and directives of governmental authorities and agencies applicable to our business in any jurisdiction in which we conduct activities. As a Wyoming-registered entity, we adhere to U.S. federal tax and intellectual property laws, while benefiting from Wyoming’s favorable business environment, including the absence of corporate income tax. Certain aspects of our operations, such as architectural solutions and landscape design, may require specific licenses or permits depending on the jurisdiction. We continue to evaluate whether any further regulatory requirements apply to our current operations, and if additional licenses are needed, we intend to comply fully with all applicable regulations. We do not believe that regulation will have a material impact on the way we conduct our business.

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LEGAL PROCEEDINGS

During the past ten years, none of the following occurred with respect to the President of the Company: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of any competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and (4) being found by a court of competent jurisdiction (in a civil action), the SEC or the commodities futures trading commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

We are not currently a party to any legal proceedings, and we are not aware of any pending or potential legal actions.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS

The name, age and titles of our executive officer and director are as follows:

Name and Address of Executive Officer and/or Director	Age	Position
Svetlana Belychova Vrabci 9, Prague, Czech Republic 18200	71	President, Treasurer, Secretary and Director (Principal Executive, Financial and Accounting Officer)

Svetlana Belychova has acted as our President, Treasurer, Secretary and sole Director since we incorporated on December 07, 2023. Ms. Belychova owns 100% of the outstanding shares of our common stock. As such, it was unilaterally decided that Ms. Belychova was going to be our sole President, Chief Executive Officer, Treasurer, and Chief Financial Officer, Chief Accounting Officer, Secretary and sole member of our board of directors. For the past 10 years, Ms. Belychova has worked as a freelance designer.

Ms. Belychova’s primary responsibilities during this period included providing freelance services in interior design development, architectural solutions, landscape design, and brand design. Her work involved the following key activities:

•	Collaborating with clients to create customized interior design concepts based on their specific preferences and functional requirements.
•	Developing detailed floor plans, furniture layouts, and color schemes.
•	Selecting materials, finishes, and furnishings to achieve a cohesive and aesthetically pleasing environment.
•	Drafting architectural plans and providing design solutions for residential and commercial projects.
•	Designing outdoor spaces that harmonize with the architectural style of the property and the surrounding environment.
•	Developing planting schemes, hardscape designs, and water feature concepts.
•	Developing comprehensive brand identities, including logos, typography, color palettes, and other visual elements.

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During the past ten years, Ms. Belychova has not been the subject to any of the following events:

1.	Any bankruptcy petition filed by or against any business of which Ms. Belychova was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.
2.	Any conviction in a criminal proceeding or being subject to a pending criminal proceeding.
3.

An order, judgment, or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting Ms. Belychova’s involvement in any type of business, securities or banking activities.

4.

Found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Future Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

5.

Was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right to engage in any activity described in paragraph (f)(3)(i) of this section, or to be associated with persons engaged in any such activity;

6.

Was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

7.

Was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

i.	Any Federal or State securities or commodities law or regulation; or
ii.

Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

iii.	Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

8.

Was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

TERM OF OFFICE

Our director is appointed to hold office until the next annual meeting of our stockholders or until his respective successor is elected and qualified, or until she resigns or is removed from office. Our officers are appointed by our Board of Directors and hold office until removed by the Board or until their resignation.

DIRECTOR INDEPENDENCE

Our Board of Directors is currently composed of one member, Svetlana Belychova, who does not qualify as an independent director in accordance with the published listing requirements of the NASDAQ Global Market. The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of his family members has engaged in various types of business dealings with us. In addition, our board of directors has not made a subjective determination as to each director that no relationships exist which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules. Had our Board of Directors made these determinations, our board of directors would have reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management.

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COMMITTEES OF THE BOARD OF DIRECTORS

Our Board of Directors has no committees. We do not have a standing nominating, compensation or audit committee.

EXECUTIVE COMPENSATION

MANAGEMENT COMPENSATION

The following tables set forth certain information about compensation paid, earned or accrued for services by our Executive Officer from inception on December 07, 2023 until September 30, 2024:

Summary Compensation Table

Name and Principal Position	Period	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	All Other Compensation ($)	Total ($)
Svetlana Belychova, President, Secretary and Treasurer	December 07, 2023 to September 30, 2024	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

There are no current employment agreements between the Company and its Officer.

Ms. Belychova currently devotes approximately twenty hours per week to manage the affairs of the Company. She has agreed to work with no remuneration until such time as the company receives sufficient revenues necessary to provide management salaries. At this time, we cannot accurately estimate when sufficient revenues will occur to implement this compensation, or what the amount of the compensation will be.

There are no annuity, pension or retirement benefits proposed to be paid to the officer or director or employees in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the company or any of its subsidiaries, if any.

Director Compensation

The following table sets forth director compensation for the period from inception (December 07, 2023) to September 30, 2024:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
Svetlana Belychova	-0-	-0-	-0-	-0-	-0-	-0-	-0-

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Svetlana Belychova will not be paid for any underwriting services that she performs on our behalf with respect to this offering.

Other than Ms. Belychova’ purchase of founders shares from the Company as stated below, there is nothing of value (including money, property, contracts, options or rights of any kind), received or to be received, by Ms. Belychova, directly or indirectly, from the Company.

On September 24, 2024, we issued a total of 2,544,000 shares of restricted common stock to Svetlana Belychova, our sole officer and director in consideration of $2,544. Ms. Belychova is providing us office space free of charge and we have a verbal agreement with Ms. Belychova that, if necessary, she will loan the company funds to complete the registration process. The estimated fair market value of this space is approximately $1,000 per month. We have no written agreement for this arrangement, and Ms. Belychova is not obligated to continue providing this space. Additionally, Ms. Belychova has verbally agreed to advance funds to the company, if necessary, to complete the registration process.

During the registration process, the company entered into a verbal loan agreement with Ms. Belychova, a key executive officer and shareholder. Under the terms of the agreement, Ms. Belychova loaned the company USD 544 without interest to facilitate the completion of the registration process. This loan was subsequently repaid through the issuance of 544,000 company shares, effectively converting the loan into equity.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially (1) March 24, 2025 by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities, (ii) our director, and or (iii) our officer. Unless otherwise indicated, the stockholder listed possesses sole voting and investment power with respect to the shares shown.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage
Common Stock	Svetlana Belychova Vrabci 9 Prague, Czech Republic 18200	2,544,000 shares of common stock (direct)	100

(1) A beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the number of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As of  March 24, 2025, there were 2,544,000 shares of our common stock issued and outstanding.

Future sales by existing stockholders

A total of 2,544,000 shares of common stock were issued to our sole officer and director, all of which are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale. Such shares can only be sold after six months provided that the issuer of the securities is, and has been for a period of at least 90 days immediately before the sale, subject to the reporting requirements of section 13 or 15(d) of the Exchange Act. Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

There is no public trading market for our common stock. After the effective date of the registration statement, we intend to seek a market maker to file an application with the Financial Industry Regulatory Authority (“FINRA”) to have our common stock quoted on the OTC Market Group's Pink Open Market (commonly referred to as "Pink Sheets"). Additionally, we may seek to uplist to the OTCQB Venture Market if we meet the applicable financial and corporate governance requirements in the future. However, there is no assurance that we will be successful in obtaining or maintaining a listing on either platform.  As of the date of this Registration Statement, we have not engaged a market maker to file such an application, that there is no guarantee that a market marker will file an application on our behalf, and that even if an application is filed, there is no guarantee that we will be accepted for quotation.

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PLAN OF DISTRIBUTION

We are registering 5,000,000 shares of our common stock for sale at the price of $0.04 per share.

This is a self-underwritten offering, and Ms. Belychova, our sole officer and director, will sell the shares directly to family, friends, business associates and acquaintances, with no commission or other remuneration payable to her for any shares they may sell. There are no plans or arrangements to enter into any contracts or agreements to sell the shares with a broker or dealer. In offering the securities on our behalf, she will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934. Ms. Belychova will not register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions, as noted herein, under which a person associated with an Issuer may participate in the offering of the Issuer’s securities and not be deemed to be a broker-dealer:

1.	Our sole officer and director is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and,
2.

Our sole officer and director will not be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

3.	Our sole officer and director is not, nor will he be at the time of his participation in the offering, an associated person of a broker-dealer; and
4.

Our sole officer and director meets the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily perform, or intend primarily to perform at the end of the offering, substantial duties for or on behalf of our company, other than in connection with transactions in securities; and (B) he is not a broker or dealer, or been an associated person of a broker or dealer, within the preceding twelve months; and (C) has not participated in selling and offering securities for any issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii). Under Paragraph 3a4-1(a)(4)(iii), our sole officer and director must restricts his participation to any one or more of the following activities:

A.

Preparing any written communication or delivering such communication through the mails or other means that does not involve oral solicitation by him of a potential purchaser; provided, however, that the content of such communication is approved by our sole officer and director;

B.

Responding to inquiries of a potential purchaser in a communication initiated by the potential purchaser; provided, however, that the content of such responses are limited to information contained in a registration statement filed under the Securities Act of 1933 or other offering document; or

C.	Performing ministerial and clerical work involved in effecting any transaction.

Our sole officer and director does not intend to purchase any shares in this offering.

This offering is self-underwritten, which means that it does not involve the participation of an underwriter or broker, and as a result, no broker for the sale of our securities will be used. In the event a broker-dealer is retained by us to participate in the offering, we must file a post-effective amendment to the registration statement to disclose the arrangements with the broker-dealer, and that the broker-dealer will be acting as an underwriter and will be so named in the prospectus. Additionally, FINRA must approve the terms of the underwriting compensation before the broker-dealer may participate in the offering.

30

To the extent required under the Securities Act, a post-effective amendment to this registration statement will be filed disclosing the name of any broker-dealers, the number of shares of common stock involved, the price at which the common stock is to be sold, the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and other facts material to the transaction.

We are subject to applicable provisions of the Exchange Act and the rules and regulations under it, including, without limitation, Rule 10b-5 and a distribution participant under Regulation M. All of the foregoing may affect the marketability of the common stock.

All expenses of the registration statement including, but not limited to, legal, accounting, printing and mailing fees are and will be borne by us.

Penny Stock Regulations

You should note that our stock is a penny stock. The SEC has adopted Rule 15g-9 which generally defines "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors". The term "accredited investor" refers generally to institutions with assets in excess of $8,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must

-	execute and deliver a subscription agreement; and
-	deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to “Orbit Innovations Group Inc.” The Company will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected with letter by mail within 48 hours after we receive them.

31

DESCRIPTION OF SECURITIES

GENERAL

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.001 per share. As of  March 24, 2025, there were 2,544,000 shares of our common stock issued and outstanding those were held by one registered stockholder of record and no shares of preferred stock issued and outstanding. Our sole officer and director, Svetlana Belychova owns all 2,544,000 shares of our common stock currently issued and outstanding.

COMMON STOCK

The following is a summary of the material rights and restrictions associated with our common stock.

The holders of our common stock currently have (i) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stock holders may vote. Please refer to the Company’s Articles of Incorporation, Bylaws and the applicable statutes of the State of Wyoming for a more complete description of the rights and liabilities of holders of the Company’s securities. Our Articles of Incorporation and Bylaws do not specify certain shareholder rights, such as dividend and liquidation rights. As a result, the rights of our common stockholders are governed by Wyoming corporate law, which provides default provisions in the absence of specific charter or bylaw provisions.

PREFERRED STOCK

We do not have an authorized class of preferred stock.

WARRANTS

We have not issued and do not have any outstanding warrants to purchase shares of our common stock.

OPTIONS

We have not issued and do not have any outstanding options to purchase shares of our common stock.

CONVERTIBLE SECURITIES

We have not issued and do not have any outstanding securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

32

INDEMNIFICATION

Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Wyoming.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest directly or indirectly, in the Company or any of its parents or subsidiaries. Nor was any such person connected with Orbit Innovations Group Inc. or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

EXPERTS

Boladale Lawal & Co, our independent registered public accounting firm, has audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit report. Boladale Lawal & Co has presented its report with respect to our audited financial statements.

LEGAL MATTERS

Haddan & Zepfel LLP has opined on the validity of the shares of common stock being offered hereby.

AVAILABLE INFORMATION

We have not previously been required to comply with the reporting requirements of the Securities Exchange Act. We have filed with the SEC a registration statement on Form S-1 to register the securities offered by this prospectus. For future information about us and the securities offered under this prospectus, you may refer to the registration statement and to the exhibits filed as a part of the registration statement. In addition, after the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act. You may read and copy any reports, statements or other information we file at the SEC’s public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Our SEC filings are available to the public through the SEC Internet site at www.sec.gov.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

We have had no changes in or disagreements with our independent registered public accountant.

 FINANCIAL STATEMENTS

Our fiscal year end is September 30. We will provide audited financial statements to our stockholders on an annual basis; the statements will be prepared by us and audited by  Boladale Lawal & Co.

Our financial statements from inception (December 07, 2023) to September 30, 2024, immediately follow:

33

ORBIT INNOVATIONS GROUP INC.

INDEX TO FINANCIAL STATEMENTS

Our audited financial statements for the period ended September 30, 2024 are included herewith.

34

Report of Independent Registered Public Accounting Firm

To the shareholders and the board of directors of

Orbit Innovations Group, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Orbit Innovations Group, Inc. (the "Company") as of September 30, 2024, the related statements of operations, changes in shareholders' equity and cash flows, for the period December 7, 2023 (Inception) through September 30, 2024, and the related notes (collectively referred to as the "financial statements).

In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of September 30, 2024, and the results of its operations and its cash flows for the period December 7, 2023 (inception) through September 30, 2024, in conformity with U.S. generally accepted accounting principles.

Going Concern

The accompanying financial statements have been prepared, assuming the Company will continue as a going concern as disclosed in Note 2 to the financial statement, the Company has continuously incurred a net loss of $544 for the period ended September 30, 2024, the Company did not currently have revenue. The continuation of the Company as a going concern is dependent upon improving profitability and the continuing financial support from its stockholders. Management believes the existing shareholders or external financing will provide additional cash to meet the Company’s obligations as they become due.

These factors raise substantial doubt about the Company ability to continue as a going concern. These financial statements do not include any adjustments that might result from the outcome of the uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB. We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

Critical Audit Matters

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. Communication of critical audit matters does not alter in any way our opinion on the financial statements taken as a whole and we are not, by communicating the critical audit matters, providing separate opinions on the critical audit matter or on the accounts or disclosures to which they relate. As of September 30, 2024, there are no critical audit matters to communicate.

 /s/ BOLADALE LAWAL

BOLADALE LAWAL & CO.

(Chartered Accountants)

PCAOB ID (6993)

We have served as the Company's auditor since 2024.

November 19th, 2024.

Lagos Nigeria

F-1

ORBIT INNOVATIONS GROUP INC

BALANCE SHEET

AS OF SEPTEMBER 30, 2024

(AUDITED)

Assets	Amount ($)
Cash and Cash Equivalents	2,000
Total Assets	2,000
Liabilities and Stockholders’ Equity
Total Liabilities	-
Common Stock, par value 0.001; 75,000,000 shares authorized,2,544,000 shares issued as of September 30, 2024	2,544
Accumulated Deficit	(544)
Total Stockholders' Equity	2,000
Total Liabilities and Stockholders’ Equity	2,000

The accompanying notes are an integral part of these Audited financial statements.

F-2

ORBIT INNOVATIONS GROUP INC

STATEMENT OF OPERATIONS

FOR THE PERIOD FROM INCEPTION (DECEMBER 7, 2023) TO SEPTEMBER 30, 2024

(AUDITED)

Amount ($)
Total Revenue	-
General and Administrative Expenses	544
Net Loss	(544)
Weighted Average Number of Common Shares Outstanding: Basic and Diluted	59,589
Loss Per Share Basic and Diluted:	(0.01)

The accompanying notes are an integral part of these Audited financial statements.

F-3

ORBIT INNOVATIONS GROUP INC

STATEMENT OF CHANGES IN STOCKHOLDERS’ DEFICIT

FOR THE PERIOD FROM INCEPTION (DECEMBER 7, 2023) TO SEPTEMBER 30, 2024

(AUDITED)

Common Stock	Shares	Amount ($)	Accumulated Deficit ($)	Total Equity ($)
Balance at Inception	-	-	-	-
Issuance of Common Stock	2,544,000	2,544	-	2,544
Net Loss	-	-	(544)	(544)
Balance at September 30, 2024	2,544,000	2,544	(544)	2,000

The accompanying notes are an integral part of these Audited financial statements.

F-4

ORBIT INNOVATIONS GROUP INC

STATEMENT OF CASH FLOWS

FOR THE PERIOD FROM INCEPTION (DECEMBER 7, 2023) TO SEPTEMBER 30, 2024

(AUDITED)

Cash Flows from Operating Activities	Amount ($)
Net Loss	(544)
Net Cash Used in Operating Activities	(544)
Cash Flows from Financing Activities
Issuance of Common Stock	2,544
Net Cash Provided by Financing Activities	2,544
Net Increase in Cash and Cash Equivalents	2,000
Cash and Cash Equivalents at End of Period	2,000

The accompanying notes are an integral part of these Audited financial statements.

F-5

ORBIT INNOVATIONS GROUP INC

NOTES TO AUDITED FINANCIAL STATEMENTS

FOR THE PERIOD ENDED SEPTEMBER 30, 2024

(AUDITED)

NOTE 1 – ORGANIZATION AND BUSINESS

Orbit Innovations Group Inc. (the “Company”) was incorporated under the laws of the State of Wyoming on December 7, 2023. Orbit Innovations Group Inc. is a startup focused on interior design, architectural solutions, landscape design, and brand development. The Company has adopted a September 30 fiscal year-end.

NOTE 2 – GOING CONCERN

The accompanying financial statements have been prepared assuming the Company will continue as a going concern, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. As of September 30, 2024, the Company has incurred an accumulated deficit of $544 and has yet to generate revenue from its planned principal operations. These conditions raise substantial doubt about the Company's ability to continue as a going concern.

Management’s plan is to raise additional capital through debt or equity financing and to rely on continued financial support from related parties. However, there is no assurance that such financing will be available or obtained. These financial statements do not include any adjustments that may result from the outcome of this uncertainty.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements have been prepared in accordance with generally accepted accounting principles in the United States (US GAAP).

New Accounting Pronouncements

The Company has evaluated recent accounting standards and believes that none of them will have a material effect on its financial position or results of operations.

Cash and Cash Equivalents

Cash and cash equivalents consist of highly liquid investments with original maturities of three months or less.

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues, and expenses. Actual results could differ from those estimates. As of September 30, 2024, the Company’s significant estimates include the assumption that the Company will continue as a going concern.

F-6

Fair Value of Financial Instruments

The carrying value of financial instruments, including accounts payable and related party advances, approximates their fair values due to their short-term nature.

Income Taxes

Income taxes are accounted for under ASC 740, "Accounting for Income Taxes." Deferred tax assets and liabilities are recognized for temporary differences between the financial statement and tax bases of assets and liabilities. A full valuation allowance has been provided against deferred tax assets, including net operating loss carryforwards, due to the uncertainty of their realization.

Revenue Recognition

The Company has not generated any revenue since its inception. When operations commence, revenue will be recognized in accordance with ASC 606, "Revenue from Contracts with Customers," when performance obligations are satisfied.

Earnings Per Share

In accordance with ASC 260, "Earnings Per Share," the Company calculates basic net loss per share by dividing the net loss by the weighted average number of common shares outstanding during the period. Diluted earnings per share are the same as basic earnings per share due to the absence of dilutive securities.

NOTE 4 – RELATED PARTY TRANSACTIONS

The Company’s director, Svetlana Belychova, contributed $2,000 in cash and provided a loan of $544 to support the Company’s initial expenses. On September 24, 2024, the Board of Directors approved the issuance of 2,544,000 shares of common stock to Svetlana Belychova in exchange for her cash contribution and repayment of the loan. The loan is non-interest-bearing and due on demand. These transactions are recorded as part of the Company's equity and liabilities.

NOTE 5 – INCOME TAXES

The Company has incurred net operating losses of $544 which may be carried forward to offset future taxable income and will expire by fiscal year 2044. A full valuation allowance has been established against the deferred tax assets associated with these net operating losses, as it is more likely than not that the deferred tax assets will not be realized.

NOTE 6 – SUBSEQUENT EVENTS

The Company has evaluated events occurring between the balance sheet date of September 30, 2024, and the issuance date of these financial statements. No subsequent events requiring disclosure were identified.

F-7

INDEX TO UNAUDITED FINANCIAL STATEMENTS

Balance Sheets – As At December31, 2024 and September 30, 2024	F-9

Statements of Operations –December 7, 2023 (inception) through September 30, 2024, from inception (December 7 2023) through Dec 31, 2023 and For the Three- Months Ended December 31, 2024	F-10

Statement of Changes in Stockholder’s Deficit – December 7, 2023 (inception) through September 30, 2024 and For the Three - Months Ended December 31, 2024	F-11

Statements of Cash Flows – December 7, 2023 (inception) through September 30, 2024, from inception (December 7 2023) through Dec 31, 2023 and For the Three - Months Ended December 31, 2024	F-12

Notes to the Unaudited Financial Statements – For the Three - Months Ended December 31, 2024	F-13

F-8

ORBIT INNOVATIONS GROUP INC.
BALANCE SHEET
AS OF DECEMBER 31, 2024
(UNAUDITED)
	Total
	As of December 31, 2024	As of September 30, 2024
Assets
Current Assets
Cash and cash equivalents	$(104)	$2,000
Total for Current Assets	$(104)	$2,000
Long-term assets
Website	$3,000	$-
Total for Long-term assets	$3,000	$-
Total for Assets	$2,896	$2,000
Liabilities and Shareholder's Equity
Current Liabilities
Accounts Payable
Accounts payable	$3,000	$-
Total for Accounts Payable	$3,000	$-
Loan from related party	$5,707	$-
Total for Current Liabilities	$8,707	$-
Shareholder's Equity
Net Income (loss)	$(7,811)	$(544)
Common stock, $0.001 par value, 75,000,000 shares authorized; 2,544,000 shares issued and outstanding	$2,544	$2,544
Total for Shareholder's Equity	$(5,811)	$2,000
Total for Liabilities and Shareholder's Equity	$2,896	$2,000

The accompanying notes are an integral part of these unaudited financial statements.

F-9

ORBIT INNOVATIONS GROUP INC.
STATEMENT OF OPERATIONS
(UNAUDITED)

	Total
	Three months ended December 31, 2024	From inception (December 7, 2023) - Dec 31, 2023	From inception (December 7, 2023) - Sep 30, 2024
Revenue	$-	$-	$-

Expenses
Bank charges	$397	$-	$31
Legal and professional fees	$7,353	$301	$513
Total for Expenses	$7,749	$301	$544
Other Expenses
Exchange Loss	$62	$-	$-
Total for Other Expenses	$62	$-	$-
Net Loss	$(7,811)	$301	$(544)
Loss per common share
Basic and Diluted:	$0.13	$-	$0.01
Weighted Average Number of Common Shares Outstanding:
Basic and Diluted:	2,544,000	0	59,589

The accompanying notes are an integral part of these unaudited financial statements.

F-10

ORBIT INNOVATIONS GROUP INC.

STATEMENT OF CHANGES IN STOCKHOLDER’S EQUITY (DEFICIT)

FOR THE THREE MONTHS ENDED DECEMBER 31, 2024 AND THE PERIOD FROM

INCEPTION (DECEMBER 7, 2023) TO SEPTEMBER 30, 2024

(UNAUDITED)

	Common stock		Additional Paid- In-	Accumulated
	Shares	Amount	Capital	deficit	Total
Balance at December 7, 2023 (Inception)	-	$-	$-	$-	$-
Shares issued	2,544,000	2,544	-	-	2,544
Net income(loss)	-		-	$(544)	$(544)
Balances as of September 30, 2024	2,544,000	$2,544	-	$(544)	$2,000
Net income(loss)	-		-	$(7,811)	$(7,811)
Balances as of December 31, 2024	2,544,000	$2,544	-	$(8,355)	$(5,811)

The accompanying notes are an integral part of these unaudited financial statements.

F-11

ORBIT INNOVATIONS GROUP INC.
STATEMENT OF CASH FLOWS
(UNAUDITED)

	Total
	Three months ended December 31, 2024	From inception (December 7, 2023) - Dec 31, 2023	From inception (December 7, 2023) - Sep 30, 2024
Cash flows from operating activities
Net income (loss)	$(7,811)	$(301)	$(544)
Accounts payable	$3,000	$-	$-
Net cash from operating activities	$4,811	$(301)	$(544)
Cash flows from investing activities
Website	$(3,000)	$-	$-
Net cash used in investing activities	$(3,000)	$-	$-
Cash flows from financing activities
Loan from related party	$5,707	$301	$-
Proceeds from Issuance of Common Stock	$-	$-	$2,000
Net cash provided by financing activities	$5,707	$301	$2,000
Change in cash and equivalents	$(2,104)	$-	$2,000
Cash at Beginning of Period	$2,000	$-	$-
Cash at End of Period	$(104)	$-	$2,000
Supplemental schedule of cash flow information:
Cash Paid for:
Interest	$-	$-	$-
Income Tax	$-	$-	$-

The accompanying notes are an integral part of these unaudited financial statements.

F-12

ORBIT INNOVATIONS GROUP INC.

NOTES TO THE UNAUDITED FINANCIAL STATEMENTS FOR THE PERIOD ENDED DECEMBER 31, 2024

NOTE 1 – ORGANIZATION AND BUSINESS

ORBIT INNOVATIONS GROUP INC. (“the Company”) was incorporated under the laws of the State of Wyoming on December 7, 2023. The Company’s fiscal year ends on September 30.We are a development-stage company engaged in developing interior, exterior, landscape, and brand design projects.

NOTE 2 – GOING CONCERN

The Company is in the development stage and has not generated revenue since inception. The Company has accumulated net loss from inception (December 7, 2023) to December 31, 2024 of $7,811. While the Company has incurred costs related to establishing its corporate infrastructure, it may require additional funding to continue operations. Management believes it has the ability to obtain financing, but there can be no assurance that such financing will be available on favorable terms, if at all. The Company’s ability to continue as a going concern depends on its ability to raise additional capital and eventually achieve profitable operations. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

New Accounting Pronouncements

Management continues to evaluate the impact of recently issued but not yet effective accounting pronouncements, and will adopt them as required. No recently issued accounting standards are expected to have a significant impact on the Company’s financial statements.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results may differ from these estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less at the date of acquisition to be cash equivalents. As of December 31, 2024, the Company’s cash and cash equivalents consist primarily of deposits with financial institutions.

F-13

Foreign Currency Transactions

The Company’s functional currency is the U.S. dollar. Transactions denominated in currencies other than the U.S. dollar are recorded at the exchange rate in effect on the date of the transaction. Monetary assets and liabilities in foreign currencies are remeasured at the end of each reporting period using the prevailing exchange rate. Any resulting foreign exchange gains or losses are included in the statement of operations under “Foreign Exchange Gain/Loss.” When a foreign currency account is settled or closed, any remaining balance due to cumulative exchange rate differences is recognized in the period in which the settlement occurs.

Intangible Assets

The Company capitalizes costs directly attributable to the acquisition and development of intangible assets. During the three-month period ended December 31, 2024, the Company acquired a website for $3,000. This website is considered a finite-lived intangible asset and is recorded at cost less accumulated amortization and any impairment losses. The Company has determined that the website has an estimated useful life of five years. The payment for the website acquisition is currently reflected as Accounts Payable, representing an obligation to settle the liability in the future.

Amortization of Intangible Assets

Finite-lived intangible assets are amortized on a straight-line basis over their estimated useful lives. The Company amortizes the website cost over five years, with amortization calculated and recorded monthly. This results in a monthly amortization expense of $50, recognized in the Statement of Operations. The Company periodically reviews the estimated useful lives and amortization methods to ensure they remain appropriate and reflect the assets’ expected consumption of economic benefits.

Revenue Recognition

The Company has not yet recognized any revenues. Once the Company commences revenue-generating activities, it will recognize revenue when control of promised goods or services is transferred to customers, in an amount that reflects the consideration the Company expects to be entitled to in exchange for those goods or services, in accordance with ASC 606, “Revenue from Contracts with Customers”.

Income Taxes

The Company accounts for income taxes under the asset and liability method. Income taxes are provided in accordance with ASC 740, “Accounting for Income Taxes”. Deferred tax assets and liabilities are recognized for the future tax consequences of differences between the financial statement carrying amounts of assets and liabilities and their respective tax bases, and for operating losses and tax credit carryforwards. A valuation allowance is established, when necessary, to reduce deferred tax assets to the amount expected to be realized. As of December 31, 2024, the Company had not yet commenced operations and had not generated any taxable income; therefore, no provision for income taxes has been recorded.

Fair Value of Financial Instruments

Accounting Standards Codification (“ASC”) 825, “Disclosures about Fair Value of Financial Instruments,” requires the disclosure of fair value information for certain financial instruments. ASC 820, “Fair Value Measurements,” defines fair value, establishes a framework for measuring fair value in accordance with GAAP, and expands disclosures about fair value measurements. Fair value estimates discussed herein are based upon market assumptions and pertinent information available to management as of December 31, 2024.

F-14

Earnings per Share

The Company follows the guidance of ASC 260, “Earnings Per Share,” which governs the calculation, presentation, and disclosure of earnings (loss) per share for entities with publicly traded common stock.

Basic loss per common share is calculated by dividing the net loss by the weighted average number of common shares outstanding during the reporting period. Since the Company has no dilutive securities, diluted loss per share is identical to basic loss per share.

Rounding Policy

All amounts in these financial statements are presented in U.S. dollars and rounded to the nearest dollar, unless otherwise indicated.

NOTE 4 – RELATED PARTY TRANSACTIONS

From inception (December 7, 2023) through the three months ended December 31, 2024, the Company relied on advances from its sole officer and director to meet its operational and general administrative requirements. These advances represent amounts paid by the director on behalf of the Company to satisfy certain liabilities and are considered short-term, non-interest bearing funding sources until such time as the Company can generate adequate cash flows, secure equity financing, or obtain traditional debt financing. There is no formal written commitment from the director or any other related party to provide continued financial support, and no promissory note has been issued.

During the three-month period, the Company’s sole officer and director advanced a total of $5,707 for the Company’s general and administrative costs. As of December 31, 2024, the entire amount of $5,707 remains as an outstanding non-interest bearing loan to the Company.

NOTE 5 - INCOME TAXES

The Company has accumulated net operating loss (“NOL”) of $7,811 carried forward to offset taxable income, if any, in future years. These NOLs are set to expire in fiscal year 2044. In accordance with ASC 740, “Income Taxes,” management assesses the realizability of deferred tax assets by evaluating the likelihood of generating sufficient taxable income in the periods during which these NOLs can be utilized.

Given the Company’s current financial position and its status as a newly incorporated entity, management has determined that it is more likely than not that some or all of the deferred tax assets related to NOLs will not be realized. Consequently, a full valuation allowance has been established against the deferred tax assets associated with these NOLs. This valuation allowance reflects management’s assessment that the Company may not generate sufficient taxable income in the foreseeable future to utilize the carried-forward NOLs before their expiration.

NOTE 6 - SUBSEQUENT EVENTS

After the balance sheet date of December 31, 2024,the Company has entered into its first contract for the design project of geodesic domes and a reception building, and has received a prepayment of $10,000.

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PROSPECTUS

5,000,000 SHARES OF COMMON STOCK

ORBIT INNOVATIONS GROUP INC.

_______________

Dealer Prospectus Delivery Obligation

Until _____________ ___, 20___, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs (assuming all shares are sold) of this offering are as follows:

SEC Registration Fee	$30.62
Auditor Fees and Expenses	$5,000.00
Legal Fees and Expenses	$1,500.00
EDGAR fees	$1,500.00
Transfer Agent Fees	$1,000.00
TOTAL	$9,030.62

(1) All amounts are estimates, other than the SEC’s registration fee.

ITEM 14. INDEMNIFICATION OF DIRECTOR AND OFFICERS

Orbit Innovations Group Inc.’s Bylaws allow for the indemnification of the officer and/or director in regards each such person carrying out the duties of his office. The Board of Directors will make determination regarding the indemnification of the director, officer or employee as is proper under the circumstances if he has met the applicable standard of conduct set forth under the laws of the State of Wyoming.

As to indemnification for liabilities arising under the Securities Act of 1933, as amended, for a director, officer and/or person controlling Orbit Innovations Group Inc., we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and unenforceable.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

Since inception, the Registrant has sold the following securities that were not registered under the Securities Act of 1933, as amended.

Name and Address	Date	Shares	Consideration
Svetlana Belychova Vrabci 9, Prague, Czech Republic 18200	September 24, 2024	2,544,000	$2,544.00

We issued the foregoing restricted shares of common stock to our sole officer and director pursuant to Section 4(2) of the Securities Act of 1933. He is a sophisticated investor, is our sole officer and director, and is in possession of all material information relating to us. Further, no commissions were paid to anyone in connection with the sale of the shares and general solicitation was not made to anyone.

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ITEM 16. EXHIBITS

Exhibit Number	Description of Exhibit
3.1	Articles of Incorporation of the Registrant *
3.2	Bylaws of the Registrant *
10.1	Written description of the loan agreement *
5.1	Legal Opinion of Haddan & Zepfel LLP*
23.1	Consent of Boladale Lawal & Co
23.2	Consent of Haddan & Zepfel LLP (relating to Exhibit 5.1)
107	Filing Fee Table *

* - Previously filed

ITEM 17. UNDERTAKINGS

The undersigned Registrant hereby undertakes:

1)	To file, during any period in which offers or sales of securities are being made, a post- effective amendment to this registration statement to:

(i)	Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)

If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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5)

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Prague, Czech Republic, on March 24, 2025.

ORBIT INNOVATIONS GROUP INC.

By:	/s/ Svetlana Belychova
	Name:	Svetlana Belychova
	Title:	President, Treasurer and Secretary
(Principal Executive, Financial and Accounting Officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ Svetlana Belychova
Svetlana Belychova	President, Treasurer, Secretary and Director (Principal Executive, Financial and Accounting Officer)	March 24, 2025

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